                                                                    EXHIBIT 99.1


PRESS RELEASE
11/15/100


                             For Immediate Release
                             ---------------------


                       NDC RECEIVES IRS TAX FREE RULING
                      FOR PENDING SPIN OF GLOBAL PAYMENTS

     ATLANTA, November 15, 2000 - National Data Corporation (NYSE: NDC) announced that it has received a private letter ruling from the Internal Revenue Service regarding the pending spin off of its eCommerce line of business into a separate publicly traded company known as Global Payments Inc. The IRS has ruled that the transaction will be tax free to stockholders of NDC.

     The timing of the spin transaction and share distribution is dependent on completion of registration with the Securities and Exchange Commission, currently in process. On November 9, 2000, Global Payments amended its Form 10 filing to reflect the planned acquisition of Canadian Imperial Bank of Commerce's Merchant Card Services business in Canada.

     National Data Corporation is a leading provider of health information services and electronic commerce solutions that add value to its customers' operations.

When used in this report, press releases, and elsewhere by management of National Data Corporation, from time to time, the words "believes," "anticipates," "expects," and similar expressions are intended to identify forward-looking statements concerning the Company's operations, economic performance and financial condition, including in particular, the Company's ability to realize the benefits of the change in its business, the write-offs, and the charges, including growth in revenue and earnings. These statements are based on a number of assumptions and estimates which are inherently subject to significant uncertainties and contingencies, many of which are beyond the control of the Company, and reflect future business decisions which are subject to change. A variety of factors could cause actual results to differ materially from those anticipated in the Company's forward-looking statements, some of which include competition in the market for the Company's services, continued expansion of the Company's product and service offerings, product demand, market and customer acceptance, the effect of economic conditions, competition, pricing, development difficulties, the ability to consummate and integrate acquisitions, and other risk factors that are discussed from time to time in the Company's Securities and Exchange Commission ("SEC") reports and other filings. Readers are cautioned not to place undue reliance on these forward-looking statements, which speak only as of the date hereof. The Company undertakes no obligations to publicly release the results of any revisions to these forward-looking statements that may be made to reflect events or circumstances after the date hereof, or thereof, as the case may be, or to reflect the occurrence of unanticipated events.

                                      ###